EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PetVivo Holdings, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John F. Dolan, General Counsel, Treasurer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 18, 2017	By:	/s/ John F. Dolan
John F. Dolan
General Counsel, Secretary, Treasurer, Director
(Principal Financial Officer)